                                                                    EXHIBIT 23.1








INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Prima Energy Corporation on Form S-8 of our report dated March 15, 2002 appearing in the Annual Report on Form 10-K of Prima Energy Corporation for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
November 7, 2002